Exhibit 99.2

Jayco, Corp.

and Subsidiary and Affiliate

Unaudited Condensed Consolidated Financial Report

4.30.2016

Jayco, Corp. and Subsidiary and Affiliate

Condensed consolidated balance sheets (unaudited)	1

Condensed consolidated statements of income (unaudited)	2

Condensed consolidated statements of cash flows (unaudited)	3

Notes to condensed consolidated financial statements (unaudited)	4-7

Jayco, Corp. And Subsidiary And Affiliate

Condensed Consolidated Balance Sheets (Unaudited)

April 30, 2016 and December 31, 2015

	April 30, 2016	December 31, 2015

ASSETS

Current Assets
Cash	$27,323,898	$31,522,009
Investment in trading securities	7,123,033	6,861,690
Receivables	101,438,776	88,020,406
Inventories	155,724,848	115,426,655
Prepaid expenses	2,208,380	2,951,018

Total current assets	293,818,935	244,781,778

Property and Equipment, at depreciated cost	54,418,832	53,817,010

Intangible Assets, net	2,054,317	2,201,335

Goodwill	852,770	852,770

Cash Value of Life Insurance	5,456,586	5,456,586

Other Assets	60,525	42,055

	$356,661,965	$307,151,534

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$69,078,145	$40,725,469
Accrued liabilities	115,513,571	107,487,736

Total current liabilities	184,591,716	148,213,205

Long-Term Liabilities
Deferred compensation	3,474,794	3,469,461
Supplemental executive retirement plan obligation	7,213,891	7,047,240

Total long-term liabilities	10,688,685	10,516,701

Commitments and Contingencies

Stockholders’ Equity
Common stock	4,921,461	4,921,461
Retained earnings	156,460,103	143,500,167

	161,381,564	148,421,628

	$356,661,965	$307,151,534

See notes to condensed consolidated financial statements.

Jayco, Corp. And Subsidiary And Affiliate

Condensed Consolidated Statements Of Income (Unaudited)

Four Months Ended April 30, 2016 and 2015

	April 30, 2016	April 30, 2015

Net sales	$601,327,093	$466,805,728

Cost of goods sold	538,384,750	424,696,041

Gross profit	62,942,343	42,109,687

Operating expenses:
Selling	13,658,584	11,022,656
General and administrative	14,356,264	9,426,610

	28,014,848	20,449,266

Operating income	34,927,495	21,660,421

Nonoperating income (expense):
Investment income	2,229	63,489
Interest expense	(64,569)	(75,840)

	(62,340)	(12,351)

Net income	$34,865,155	$21,648,070

See notes to condensed consolidated financial statements.

Jayco, Corp. And Subsidiary And Affiliate

Condensed Consolidated Statements Of Cash Flows (Unaudited)

Four Months Ended April 30, 2016 and 2015

	April 30, 2016	April 30, 2015

Cash Flows From Operating Activities
Net income	$34,865,155	$21,648,070
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	2,276,002	1,766,665
Deferred compensation	35,734	26,592
Loss (gain) on sale of property and equipment	24,219	(1,000)
Supplemental executive retirement plan obligation	(94,692)	(92,098)
Change in assets and liabilities, net of acquisitions:
Decrease (increase) in:
Receivables	(13,418,370)	(19,243,367)
Inventories	(40,298,193)	(6,935,560)
Prepaid expenses	742,638	783,361
Increase in:
Accounts payable	28,352,676	23,593,290
Accrued liabilities	8,025,835	3,994,032

Net cash provided by operating activities	20,511,004	25,539,985

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	150,000	35,120
Purchase of property and equipment	(2,905,024)	(5,471,361)
Proceeds from sale of trading securities	474,534	115,332
Other	(18,470)	(177)

Net cash used in investing activities	(2,298,960)	(5,321,086)

Cash Flows From Financing Activities
Deferred compensation payments	(30,401)	(27,923)
Dividends paid	(21,905,220)	(20,806,152)
Supplemental executive retirement plan payments	(474,534)	(115,332)

Net cash used in financing activities	(22,410,155)	(20,949,407)

Decrease in cash	(4,198,111)	(730,508)

Cash, beginning	31,522,009	22,803,857

Cash, ending	$27,323,898	$22,073,349

See notes to condensed consolidated financial statements.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Condensed Consolidated Financial Statements

Note 1.	Nature of Businesses and Significant Accounting Policies

Nature of businesses:

Jayco, Corp. is a management company and the holding company of Jayco, Inc.

Jayco, Inc. and its wholly-owned subsidiary, Highland Ridge RV, Inc. (“Highland Ridge”) are manufacturers of recreational vehicles. The recreational vehicles are sold throughout the United States and Canada and the majority of these vehicles are financed by dealers through financial institutions. Premium Custom Painting Co., a wholly-owned subsidiary of Jayco, Inc., provides painting services, primarily to Jayco, Inc.

Gen23, Corp. is a holding company for Jayco International Sales, Inc.

Jayco International Sales, Inc. is an interest charge domestic international sales corporation.

On June 30, 2016, Jayco, Corp. sold 100% of its stock to an unrelated party.

Significant accounting policies:

Principles of consolidation:

The consolidated financial statements include Jayco, Corp. and its wholly-owned subsidiary, Jayco, Inc. (“Jayco”) and its wholly-owned subsidiaries Highland Ridge RV, Inc. and Premium Custom Painting Co., which are collectively referred to as the Companies. The consolidated financial statements also include an affiliate, Gen23, Corp. and its wholly-owned subsidiary, Jayco International Sales, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2015. In our opinion, these condensed consolidated financial statements reflect all adjustments, consisting of normal, recurring accruals and similar items, necessary to present fairly our Condensed Consolidated Financial Statements for the interim periods presented herein. The consolidated results of operations for the four months ended April 30, 2016 and 2015 are not necessarily indicative of the results to be expected for the full year.

Revenue recognition:

Jayco generally manufactures products based on specific orders from customers and ships completed products only after receiving credit approval from financial institutions. Revenue is recognized when title passes to the customer, which is when the product is shipped to customers in accordance with shipping terms, which are primarily FOB shipping point.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Condensed Consolidated Financial Statements

Warranties:

Jayco provides a limited warranty primarily for a period of two years after the retail sale date for its products. Jayco’s standard warranty requires Jayco or its dealers to repair or replace defective products during such warranty period at no cost to the consumer. Jayco estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect Jayco’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and cost per claim. Jayco periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. Jayco utilizes historical trends and analytical tools to assist in determining the appropriate loss reserve levels.

Changes in Jayco’s warranty liability during the four months ended April 30, 2016 and 2015 are as follows:

	2016	2015

Balance, beginning	$69,875,000	$58,336,550
Accruals for products sold	26,795,533	17,452,716
Payments made	(21,143,728)	(14,017,727)

Balance, ending	$75,526,805	$61,771,539

Subsequent events:

The Companies have evaluated subsequent events for potential recognition and/or disclosure through September 15, 2016, the date the consolidated financial statements were available to be issued.

Note 2.	Inventories

Inventories at April 30, 2016 and December 31, 2015 are composed of the following:

	2016	2015

Raw materials	$34,049,571	$28,584,664
Work in process, excluding chassis	9,656,402	9,454,854
Finished goods, excluding chassis	45,311,314	36,784,887
Chassis	78,307,561	52,202,250

	167,324,848	127,026,655
Less LIFO reserve	11,600,000	11,600,000

	$155,724,848	$115,426,655

Jayco, Corp. and Subsidiary and Affiliate

Notes to Condensed Consolidated Financial Statements

Note 3.	Property and Equipment

The cost of property and equipment and the related accumulated depreciation as of April 30, 2016 and December 31, 2015 is as follows:

	2016	2015

Land and improvements	$22,737,579	$22,656,551
Buildings and improvements	62,240,380	61,945,527
Machinery and equipment	23,541,213	23,552,905
Transportation equipment	2,071,034	2,048,724
Office furniture and equipment	16,032,694	15,250,057
Construction in progress	2,997,122	1,516,068

	129,620,022	126,969,832
Less accumulated depreciation	75,201,190	73,152,822

	$54,418,832	$53,817,010

Note 4.	Accrued Liabilities

The composition of accrued liabilities as of April 30, 2016 and December 31, 2015 is as follows:

	2016	2015

Wages and related taxes	$17,073,459	$17,843,503
Warranty	75,526,805	69,875,000
Health and liability insurance	1,907,000	1,740,999
Dealer incentives	16,329,488	12,789,581
Delivery	3,465,000	2,760,000
Other	1,211,819	2,478,653

	$115,513,571	$107,487,736

Note 5.	Income Taxes

The Companies, with the consent of their stockholders, have elected to have their income taxed under Section 1362 of the Internal Revenue Code and a similar section of the state tax laws which provide that, in lieu of corporation income taxes, the stockholders account for their proportionate shares of the Companies’ items of income, deduction, losses, and credits. The Companies have and intend to make cash distributions for the stockholders’ individual tax liabilities on taxable income generated by the Companies.

The Companies have evaluated their tax positions and have concluded that they have taken no uncertain tax positions that require adjustment to the financial statements. With few exceptions, the Companies are no longer subject to tax examinations by the U.S. federal, state or local tax authorities for years before 2012.

Jayco, Corp. and Subsidiary and Affiliate

Notes to Condensed Consolidated Financial Statements

Note 6.	Major Customer

One customer accounted for more than 10% of the Companies’ consolidated net sales for the four months ended April 30, 2016 and 2015. Net sales for the four months ended April 30, 2016 and the related accounts receivable balance at April 30, 2016 for this customer was approximately $82,000,000 and $11,000,000 respectively. Net sales for the four months ended April 30, 2015 and the related accounts receivable balance at December 31, 2015 was approximately $68,000,000 and $14,400,000 respectively.

Note 7.	Cash Flows Information

Supplemental information relative to the statements of cash flows for the four months ended April 30, 2016 and 2015 is as follows:

	2016	2015

Supplemental disclosures of cash flows information:
Cash payments for interest	$102,402	$53,950